UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2020

CF FINANCE ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38759	47-3806343
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 East 59th Street New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(212) 938-5000 Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and three-quarters of one redeemable warrant	CFFAU	The Nasdaq Stock Market
Class A common stock, par value $0.0001 per share	CFFA	The Nasdaq Stock Market
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	CFFAW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 15, 2020, CF Finance Acquisition Corp. (the “Company”) issued a promissory note (the “Note”) in the principal amount of $2,489,824.17 to CF Finance Holdings LLC (the “Sponsor”), pursuant to which the Sponsor loaned the Company the necessary funds to deposit in the Company’s trust account for each share of the Company’s Class A common stock (“Public Share”) that was not redeemed in connection with the extension of the Company’s termination date from June 17, 2020 until September 17, 2020.

The Company will deposit the funds into the Company’s trust account and such amount will be distributed either to: (i) all of the holders of Public Shares upon the Company’s liquidation or (ii) holders of Public Shares who elect to have their shares redeemed in connection with the consummation of the Company’s initial business combination.

The Note bears no interest and is repayable in full upon consummation of the Company’s initial business combination. Up to $750,000 of the Note may also be converted into warrants at a price of $1.00 per warrant at the option of the Sponsor upon the consummation of the Company’s initial business combination. Such warrants would be identical to the private placement warrants issued to the Sponsor at the Company’s initial public offering.

The issuance of the Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description is qualified in its entirety by reference to the Note, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 15, 2020, the Company filed an amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Charter Amendment”). The Charter Amendment extends the date by which the Company must consummate its initial business combination from June 17, 2020 to September 17, 2020.

The foregoing description is qualified in its entirety by reference to the Charter Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 15, 2020, the Company held a special meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved the Charter Amendment extending the date by which the Company must consummate its initial business combination from June 17, 2020 to September 17, 2020 (the “Extension Amendment Proposal”).

The final voting results for the Extension Amendment Proposal were as follows:

For	Against	Abstain	Broker Non-Votes
30,906,825	82,683	2,000	0

Stockholders holding 593,700 shares of the Company’s Class A common stock exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account. As a result, approximately $6.1 million (approximately $10.27 per share) will be removed from the Company’s trust account to pay such holders.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

3.1	Amendment to Amended and Restated Certificate of Incorporation.

10.1	Promissory Note, dated June 15, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2020

CF FINANCE ACQUISITION CORP.

By:	/s/ Howard W. Lutnick
Name: Howard W. Lutnick
Title: Chairman and Chief Executive Officer

[Signature Page to Form 8-K regarding action taken at the Company’s Special Meeting of Stockholders,

Promissory Note and amendment to the Amended and Restated Certificate of Incorporation]